UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    March 1, 2018

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements
On March 1, 2018, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Oceaneering International, Inc. ("Oceaneering" or "us") granted awards of performance units and restricted stock units under Oceaneering's Second Amended and Restated 2010 Incentive Plan (the "Incentive Plan") to various employees, including certain of Oceaneering's executive officers.
The following table sets forth information regarding the performance units and restricted stock units awarded to each of the below-indicated executive officers of Oceaneering listed in the "Summary Compensation Table" in Oceaneering's proxy statement for its 2017 annual meeting of shareholders as a named executive officer (the "Named Executive Officers"), as well as to Messrs. David K. Lawrence and Stephen P. Barrett, both of whom are expected to be listed as named executive officers in Oceaneering's proxy statement for its 2018 annual meeting of shareholders. Mr. M. Kevin McEvoy is omitted from the following table due to his retirement as an employee of Oceaneering on May 5, 2017.

Name and Position	Number of Performance Units (1)(2)	Number of Restricted Stock Units (1)(3)
Roderick A. Larson	18,900	62,253
President and Chief Executive Officer and Director
Clyde W. Hewlett	7,620	25,100
Chief Operating Officer
Alan R. Curtis	4,873	16,050
Senior Vice President and Chief Financial Officer
W. Cardon Gerner (4)	—	—
Senior Vice President and Chief Accounting Officer
David K. Lawrence	3,950	13,011
Senior Vice President, General Counsel and Secretary
Stephen P. Barrett	3,900	12,846
Senior Vice President, Business Development

(1)
The performance units and restricted stock units are scheduled to vest in full on the third anniversary of the award date, subject to earlier vesting on: (a) an employee's attainment of retirement age, resulting in vesting on a pro-rata basis over three years, as in the case of Mr. Hewlett, who has attained retirement age; or (b) the termination or constructive termination of an employee's employment in connection with a change of control or due to death or disability.

(2)
The number of performance units shown represents units with an initial notional value of $100 and is not equivalent to a number of shares of Oceaneering common stock. The Compensation Committee has approved specific financial goals and performance measures based on Oceaneering's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") and relative total shareholder return ("TSR"), for the three-year period from January 1, 2018 through December 31, 2020, to be used as the basis for the final value of the performance units awarded under the Incentive Plan. Relative TSR is determined by comparing Oceaneering's TSR for the three-year performance period to the TSR for such period of the other companies identified in the form of performance unit award agreement. The final value of each performance unit may range from $0 to $200. Upon settlement, the value of the performance units will be payable in cash.

(3)	Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of Oceaneering common stock.

(4)
Mr. Gerner has elected to forego performance unit and restricted stock unit awards in 2017 and 2018 in consideration of entering into a retention agreement with Oceaneering approved by the Compensation Committee. The retention agreement provides for the payment of up to $300,000 in installments to Mr. Gerner, subject to his continued employment with Oceaneering through at least December 31, 2018. The foregoing description of the retention agreement is not complete and is qualified by reference to the complete agreement, which is attached as an exhibit to this report and incorporated by reference into this Item.

In addition, on March 1, 2018, the Board: (1) granted awards of 8,000 shares of restricted stock under the Incentive Plan to, and approved 2018 base annual cash retainers of $70,000 for, each of the following nonemployee directors of Oceaneering: Mr. William B. Berry, Mr. T. Jay Collins, Ms. Deanna L. Goodwin, Mr. M. Kevin McEvoy, Mr. Paul B. Murphy, Jr., Mr. Jon Erik Reinhardsen and Mr. Steven A. Webster; and (2) granted an award of 13,000 shares of restricted stock under the Incentive Plan to, and approved a 2018 annual cash retainer of $105,000 for, Mr. John R. Huff, Chairman of the Board. The restricted stock awards are scheduled to vest in full on the first anniversary of the award date, provided that all awards are subject to: (a) earlier vesting on a change of control or the termination of the director's service due to death or disability; and (b) such other terms as are set forth in the award agreements.
All cash retainers are payable on a quarterly basis. Base cash retainers are supplemented by cash retainers payable to the chairmen of the committees of the Board, which remain unchanged at annual amounts of $15,000 for the Chairman of the Audit Committee, $8,000 for the Chairman of the Compensation Committee and $8,000 for the Chairman of the Nominating and Corporate Governance Committee.
In addition, the Compensation Committee approved: (1) the form of 2018 Performance Unit Agreement, including 2018 Performance Award: Goals and Measures, that will govern the terms and conditions of the performance unit awards made to Oceaneering's executive officers and other employees; and (2) the form of 2018 Restricted Stock Unit Agreement that will govern the terms and conditions of restricted stock unit awards made to Oceaneering's executive officers and other employees. The Board approved the form of 2018 Nonemployee Director Restricted Stock Agreement that will govern the terms and conditions of restricted stock awards made to Oceaneering’s nonemployee directors.

The foregoing descriptions of the awards under the Incentive Plan are not complete and are qualified by reference to the complete agreements, which are attached as exhibits to this report and incorporated by reference into this Item.
On March 1, 2018, the Compensation Committee approved the payment of bonuses awarded in 2017 under the Incentive Plan to various employees, including each of the Named Executive Officers, Mr. Lawrence and Mr. Barrett, as explained below. The Compensation Committee had previously established performance goals for the year ended December 31, 2017 to be used as the basis for determining the final value, if any, of annual cash bonus awards approved under the Incentive Plan (the "2017 Bonus Program"). For executive officers, achievement was determined by reference to EBITDA, subject to reduction if certain quality, health, safety and environmental performance measures were not fully satisfied, for the year ending December 31, 2017. The following table summarizes the payments approved under the 2017 Bonus Program for the Named Executive Officers and Messrs. Lawrence and Barrett:

Name	2017 Bonus Program Amount
Roderick A. Larson	$213,807
Clyde W. Hewlett	$113,560
Alan R. Curtis	$68,018
W. Cardon Gerner	$59,803
David K. Lawrence	$60,723
Stephen P. Barrett	$59,803
On March 1, 2018, the Compensation Committee set the annual base salaries for the Named Executive Officers and Messrs. Lawrence and Barrett as follows:

Name	2018 Base Salary
Roderick A. Larson	$700,000
Clyde W. Hewlett	$453,600
Alan R. Curtis	$369,150
W. Cardon Gerner	$325,000
David K. Lawrence	$346,500
Stephen P. Barrett	$325,000
On March 1, 2018, the Compensation Committee approved a performance-based annual cash bonus awards program under the Incentive Plan for the year ended December 31, 2018 (the "2018 Bonus Program"). Bonuses under the 2018 Bonus Program for executive officers will be based 90% on EBITDA and 10% on health, safety and environmental performance measures for the year ending December 31, 2018. Under this program, the target and maximum possible bonuses for the Named Executive Officers and Messrs. Lawrence and Barrett, each as a percentage of such officer's base salary for 2018, are as follows:

Name	Target Bonus as a Percentage of Base Salary	Maximum Bonus as a Percentage of Base Salary
Roderick A. Larson	125%	241%
Clyde W. Hewlett	100%	193%
Alan R. Curtis	75%	145%
W. Cardon Gerner	70%	135%
David K. Lawrence	70%	135%
Stephen P. Barrett	70%	135%
A summary of the 2018 Bonus Program is attached as an exhibit to this report and incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Index to Exhibits

			Registration or File Number	Form of Report	Report Date	Exhibit Number

	10.1 +	Form of 2018 Performance Unit Agreement, including 2018 Performance Award: Goals and Measures

	10.2 +	Form of 2018 Restricted Stock Unit Agreement

	10.3 +	Form of 2018 Nonemployee Director Restricted Stock Agreement

	10.4 +	2018 Annual Cash Bonus Award Program Summary

*	10.5 +	Retention Agreement dated February 24, 2017 for Mr. Gerner	1-10945	8-K	Feb. 2017	10.6

	*	Exhibit previously filed with the Securities and Exchange Commission, as indicated, and incorporated herein by reference.
	+	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	March 2, 2018	By:	/S/ DAVID K. LAWRENCE
David K. Lawrence
Senior Vice President, General Counsel
and Secretary